4Q23 Results Presentation March 7, 2024 Exhibit 99

Forward-looking statements Some of the statements contained in this presentation may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, positioning, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases. You can also identify forward-looking statements by discussions of strategy, plans, or intentions. The forward-looking statements contained in this presentation reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. Factors that could cause our results to differ materially include but are not limited to: (1) the continued course and severity of COVID-19 variants and subvariants and their direct and indirect impacts (2) general economic conditions and real estate market conditions, such as a possible recession, (3) regulatory and/or legislative changes, (4) our customers' continued interest in loans and doing business with us, (5) market conditions and investor interest in our contemplated securitizations and (6) changes in federal government fiscal and monetary policies and (7) the continued conflict in Ukraine. For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled ''Risk Factors" previously disclosed in our Form 10-Q filed with the SEC on May 14, 2020, as well as other cautionary statements we make in our current and periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.

4Q23 and Year-End Highlights Production& Loan Portfolio Earnings Financing & Capital Net income of $17.4 million, up 105.1% from $8.5 million for 4Q22. Diluted EPS of $0.50, up $0.25 from $0.25 per share for 4Q22 Core net income(1) of $16.2 million, up 77.2% from $9.1 million for 4Q22. Core diluted EPS(1) of $0.46, up $0.19 from $0.27 per share for 4Q22 NIM of 3.52% up 18bps from 3Q23, driven by strong production volume and NPL resolutions Pretax ROE of 20.7%, an increase from 16.8% for 3Q23 4Q23 loan production of $352.1 million in UPB, a 21.2% increase from 3Q23 and 26.8% from 4Q22 Year-to-date 2024 loan production through February 2024, totaled $254.4 million with an 11.1% weighted average coupon (WAC), continuing our strong production volume trend Total loan portfolio of $4.1 billion in UPB, an increase of 16.0% from December 31, 2022 Nonperforming Loans (NPL) were 9.7% of HFI loans, a decrease from 10.1% as of September 30, 2023, and up from 8.3% as of December 31, 2022 4Q23 realized gains of $1.5 million, or 102.2% of NPL UPB resolved Completed the VCC 2023-4 securitization totaling $202.9 million of securities issued Liquidity(2) of $63.2 million and total available warehouse line capacity was $554.2 million as of December 31, 2023 Subsequent to year end: Issued $75.0 million of five-year senior secured notes for the purpose of originating accretive new investments Completed the VCC 2024-1 securitization totaling $209.9 million of securities issued (1) “Core net income” is a non-GAAP measure which excludes non-recurring, non-operating, and/or unusual activities from GAAP net income. (2) Liquidity includes unrestricted cash and cash equivalents of $40.7 million and available liquidity in unfinanced loans of $22.5 million.

Core net income totaled $16.2 million in 4Q23, an increase of 77.2% from 4Q22 and reflects an after-tax ROE of 15.0% Book value per share was $13.49(4), a 3.8% increase from $13.00(3) as of September 30, 2023 Adjusted book value per share as of December 31, 2023, was $16.81(5) and reflects the net incremental estimated fair value of loans carried at amortized cost and related securitized debt over GAAP book value Core Income, Book Value and Adjusted Book Value Per Share Core Income(1) Book Value and Adjusted Book Value Per Share(2) Equity award & ESPP costs $673 (1) Core net income” is a non-GAAP measure which excludes non-recurring and/or unusual activities from GAAP net income. 4Q23 non-core adjustments include a California apportionment tax liability reduction, incentive compensation expenses and costs related to the Company’s employee stock purchase plan (ESPP) (2) Book value per share is the ratio of total GAAP equity divided by total shares outstanding. Total equity includes non-controlling interest of $3.43 million as of December 31, 2023, and $3.62 million as of September 30, 2023. Adjusted book value per share includes the fair value component of the Company’s loans and securitizations carried at amortized cost. (3) Based on 32,313,744 common shares outstanding as of 9/30/23. Excludes 589,634 of unvested shares authorized for incentive compensation (4) Based on 32,395,423 common shares outstanding as of 12/31/23, Excludes 470,413 of unvested shares authorized for incentive compensation. (5) Please see Note 28 – Fair Value Measurement in the Company’s 2023 10-K for additional information. Tax liability reduction (1,866) (3) (4) Core Net Income $16,161 GAAP Net Income $17,355 (5)

Loan Production 4Q23 volumes reflect ongoing tight credit conditions with banks and improved market dynamics Loan production in 4Q23 totaled $352.1 million in UPB, a 21.2% increase from $290.6 million in UPB for 3Q23 and a 26.8% increase from $277.8 million in UPB for 4Q22 The WAC on 4Q23 HFI loan production was 11.2%, essentially flat compared to 3Q23 and an increase of 90 bps from 4Q22 Loan Production Volume ($ of UPB in millions) Production Volumes Grow Q/Q and Y/Y; Strong Demand for 1-4 Rental and Commercial Units Average loan balance (1) Loan To Value WAC LTV(1)

Loan Portfolio by Property Type The total loan portfolio was $4.1 billion in UPB as of December 31, 2023, an increase of 5.1% from $3.9 billion in UPB as of September 30, 2023, and 16.0% from $3.5 billion as of December 31, 2022 Driven by growth in loans collateralized by Inv. 1-4 Rental, Retail and Warehouse properties Loan prepayments totaled $124.0 million, an increase of 18.5% Q/Q and 39.3% Y/Y The WAC(1) of the portfolio was 8.88% as of December 31, 2023, an increase from 8.63% as of September 30, 2023, and 7.95% as of December 31, 2022 The UPB of fair value option (FVO) loans was $1.27 billion, or 31.1% of total loans, as of December 31, 2023, an increase from $268.6 million in UPB, or 7.6% as of December 31, 2022 Loan Portfolio (UPB in millions) (1) Weighted Average Coupon (2) $ in thousands. Portfolio Tops $4 Billion in UPB, Driven by Continued Strong Production Volumes

Portfolio Net Interest Income & NIM(1) Portfolio Yield and Cost of Funds Portfolio Related Portfolio NIM(1) in 4Q23 was 3.52%, an increase of 18 bps from 3.34% in 3Q23, and 68 bps from 2.84% for 4Q22 Portfolio Yield: Increased 32 bps from 3Q23 and 119 bps from 4Q22: Weighted average coupon of 11.1% for FY 2023 production, compared to 8.0% for FY2022 Growth in NPL UPB resolved and continued realization of gains from the collection of default interest and prepayment fees Cost of Funds: Increased 12 bps from 3Q23 and 52 bps from 4Q22, primarily driven by the higher cost of 2023 securitizations Net Interest Margin (1) Net Interest Income and Net Interest Margin related to the loan portfolio only; excludes corporate debt. Portfolio Related ($ in millions) Loan Yield Growth Drives Portfolio NIM Expansion in 2023

Nonperforming Loans(1) Nonperforming loans (NPL) as a percentage of total HFI loans was 9.7% as of December 31, 2023, a decrease from 10.1% as of September 30, 2023, and an increase from 8.3% as of December 31, 2022 Gains on NPL resolutions in 4Q23 of 2.2%, an increase from 1.8% for 3Q23 and consistent with 2.3% for 4Q22 $ UPB in millions Loan Investment Portfolio Performance (1) For additional detail, please see page 17 in the Appendix of this presentation. Improved NPL Performance Trends and NPL Resolution Activity

4Q23 Asset Resolution Activity Resolution Activity NPL resolution totaled 70.9 million in UPB, realizing 102.2% of UPB resolved compared to $65.7 million in UPB, and realization of 101.8% of UPB resolved for 3Q23 and $25.3 million in UPB and realization of 102.3% of UPB resolved for 4Q22 4Q23 NPL resolutions represented 18.3% of nonperforming loan UPB as of September 30, 2023 The UPB of loan resolutions in 4Q23 exceeded the recent five-quarter resolution average of $50.1 million in UPB Continued NPL Loan Resolutions UPB and Gains

The reserve balance was $4.8 million as of December 31, 2023, relatively flat to the $4.7 million as of September 30, 2023, and a 12.1% decrease from $5.3 million as of December 31, 2022 Velocity’s 0.17% CECL reserve rate on the eligible (non-”FVO”) HFI portfolio remained consistent with the previous 4 quarters. The trailing five-quarter charge-off average was $408.0 thousand. Net charge-off and REO activity for FY 2023 was a gain of $2.0 million, compared to a gain of $5.5 million for FY 2022 CECL Reserve and Charge-Offs Loan Loss Reserve Reserve Consistent Q/Q; Long-term Trend Expected Lower As Eligible Portfolio Pays Down Charge-offs, Gain (Loss) on REO (1) Amortized cost (2) Reflects the annualized quarterly charge-offs to average nonperforming loans for the period. At period end, $ in thousands (1)

Durable Funding and Liquidity Strategy One Securitization Issued in 4Q23(1); New Corporate Debt Issuance to Drive Investment Growth Outstanding Debt Balances(2) ($ in Millions) (1) Through December 31, 2023. (2) Debt balances are net of issuance costs and discounts as reported in the consolidated balance sheet. (3) Represents the remaining balance of securitization outstanding net of issuance costs, discounts and fair value marks as of period end. (4) As of December 31, 2023, five of six warehouse lines have non-mark-to-market features and staggered maturities. Non-Recourse Debt Recourse Debt (3) Cash reserves and unfinanced collateral of $63.2 million as of December 31, 2023 Available warehouse line capacity of $554.2 million as of December 31, 2023 Recourse debt to equity was 1.2X as of December 31, 2023, down from 1.4X in December 31, 2022 Outstanding debt was $3.84 billion as of December 31, 2023, a net increase of $241.9 million from September 30, 2023 driven by the addition of the 2023-4 securitization in non-recourse debt Subsequent to year-end, issued $75 million of five-year senior secured notes The new notes are pari-passu with the existing corporate debt and will be used to originate new investments and for general corporate purposes (4) (5)

U.S. economic outlook remains uncertain. Geopolitical risks have increased significantly. Credit availability likely to remain tight, particularly for larger traditional commercial properties Loan prepayment speeds are stable Property values in our asset class remain healthy Limited supply/inventory continues to result in value appreciation Gains on resolution activities expected to continue Outlook for Velocity’s Key Business Drivers MARKET CREDIT CAPITAL Next long-term loan securitization targeted for April 2023 Securitization market tone very strong with continued improvement thus far in 2024 Continuing to pursue opportunities to further diversity product offerings and revenue streams Improving Outlook for Markets and Growth Targeting continued production growth and capitalizing on tight credit conditions at banks that reduce their lending activities Deploying recent capital raise into accretive new investments EARNINGS

Appendix

Velocity Financial, Inc. Balance Sheet

Velocity Financial, Inc. Income Statement (Quarters)

Velocity Financial, Inc. Income Statement (Annual)

HFI Portfolio Delinquency Trends

Loan Portfolio Rollforward Total Loan Portfolio UPB Rollforward (UPB in millions) .

HFI Loan Portfolio Portfolio by Property Type (100% = $4.06 billion UPB)(1) (1) As of December 31, 2023 Portfolio by State

Adjusted Financial Metric Reconciliation: Adjusted Financial Metric Reconciliation to GAAP Net Income Quarters: Years: